EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders:

People’s Liberation, Inc. and Subsidiaries

We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-152961 and 333-134672) of People’s Liberation, Inc. of our report dated March 31, 2011, relating to the Financial Statements of People’s Liberation, Inc. in this annual report on Form 10-K.

/s/ Crowe Horwath LLP

Sherman Oaks, California
March 31, 2011